WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Agreement”), dated as of _______________, 2011, is by and among American Standard Energy Corp., a Delaware corporation with offices located at 4800 North Scottsdale Road, Suite 1400, Scottsdale, AZ 85251 (the “Company”) and __________________________. (including its successors and assigns, the “Holder”).

WHEREAS, the Company, the Holder and other investors named therein (the “Other Purchasers”) are parties to that certain Securities Purchase Agreement, dated as of July 12, 2011 (the “Purchase Agreement”).  Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, the Company and certain investors (the “February Investors”) entered into a Registration Rights Agreement (the “February RRA”) pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register the shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), and the shares of Common Stock underlying warrants sold to the February Investors in the Company’s private offering closed February 1, 2011;

WHEREAS, the Company and certain investors (the “March Investors”) entered into a Registration Rights Agreement (the “March RRA”) pursuant to which the Company agreed to file a registration statement with the SEC to register the shares of Common Stock and the shares of Common Stock underlying warrants sold to the March Investors in the Company’s private offering closed March 31, 2011;

WHEREAS, the Company did not file the registration statement required to be filed pursuant to the February RRA on or before the filing deadline thereunder (the “February RRA Failure”) and did not file the registration statement required to be filed pursuant to the March RRA on or before the filing deadline thereunder (the “March RRA Failure”);

WHEREAS, the Company expects to issue shares of its Common Stock (i) to the February Investors at a price per share of $3.50 as payment of liquidated damages in connection with the February RRA Failure and (ii) to the March Investors at a price per share of $5.75 as payment of liquidated damages in connection with March RRA Failure (collectively, such issuances are referred to herein is the “Additional Issuances”);

WHEREAS, each of the Additional Issuances constitutes a Dilutive Issuance as defined in the Series A Warrants and the Series B Warrants held by the Holder; and

WHEREAS, in connection with the foregoing, the Company has requested that the Holder agree to certain waivers under the Transaction Documents, and the Holder has agreed to such request, subject to the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Holder hereby agree as follows:

Section 1. Waiver of Anti-Dilution of Warrants and Adjustment to Exercise Price of Warrants.  The Holder hereby agrees to a waiver of (i) the adjustment of the Exercise Price (as such terms is defined in the Series A Warrants) pursuant to Section 2(b) of the Series A Warrants solely as a result of the Additional Issuances; and (ii) an Adjustment (as such term is defined in the Series B Warrants) pursuant to Section 2(b) of the Series B Warrants solely as a result of the Additional Issuances.

Section 2. Other Waivers.

(a) Waiver of Participation Right.  The Holder hereby waives the terms of Section 4(o) of the Purchase Agreement, solely in connection with the Additional Issuances.

(b) Waiver of Dilutive Issuances.  The Holder hereby waives the terms of Section 4(p) of the Purchase Agreement, solely in connection with the Additional Issuances.

Section 3. Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement.  The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s board of directors or other governing body and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body.  This Agreement has been duly executed and delivered by the Company or its agent, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(b) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or other organizational documents of the Company, any capital stock of the Company or Bylaws of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable federal laws, rules and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(c) The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 4. Representations and Warranties of the Holder.  The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a) The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement.  The execution and delivery of this Agreement by Holder, and the consummation by the Holder of the transactions contemplated hereby have been duly authorized by the Holder’s board of directors or other governing body and no further filing, consent or authorization is required by the Holder, its board of directors or its stockholders or other governing body.  This Agreement has been duly executed and delivered by the Holder or its agent, and constitutes the legal, valid and binding obligations of the Holder, enforceable against the Holder in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(b) The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchase is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including all applicable federal and state laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

Section 5. Miscellaneous.

(a) Disclosure.  The Company shall, by 5:30 p.m. (New York City time) on the first trading day following the date hereof, issue a Current Report on Form 8-K (the “8-K Filing”) disclosing the material terms of the transactions contemplated hereby.  From and after the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its subsidiaries or any of its respective officers, directors, employees or agents based upon information communicated to the Holder (or its officers, directors, employees or agents) on or prior to the time of the filing of the 8-K Filing.  The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Holder shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Holder, or without the prior consent of the Holder, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

(b) Fees.  The Company shall reimburse Greenberg Traurig, LLP (counsel to the lead Holder), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby), provided, however, that the amount payable by the Company to Greenberg Traurig, LLP in connection with this Agreement shall not exceed $2,000 in the aggregate unless previously agreed to in writing by the Company.

(c) Effect on Transaction Documents.  Except as specifically modified herein, all of the terms, provisions and conditions of the Transaction Documents shall remain in full force and effect and the rights and obligations of the parties with respect thereto shall, except as specifically provided herein, be unaffected by this Agreement and shall continue as provided in such documents and shall not be in any way changed, modified or superseded by the terms set forth herein.

(d) Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(e) Construction.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(f) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any person or entity, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim hereunder.

(g) Execution.  This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(h) Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

(i) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Most Favored Nation.  The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any of the Other Purchasers and/or holders of Warrants (together with the Other Purchasers, the “Other Holders”) with respect to any consent, release, amendment, settlement or waiver under the Transaction Documents relating to the Additional Issuances (each a “Settlement Document”), is or will be more favorable to any such Other Holder than those of the Holder and this Agreement.  If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of such more favorable term and/or condition set forth in such Settlement Document, in which event the terms and conditions contained in this Agreement shall continue to apply to the Holder as if such more favorable term and/or condition never occurred with respect to the Holder.  The provisions of this Section 5(j) shall apply similarly and equally to each Settlement Document.

(k) Waiver.  No provision of this Agreement may be waived or amended except in accordance with the terms of the Purchase Agreement.

Signature Pages to Follow

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first written above.

COMPANY:

AMERICAN STANDARD ENERGY CORP.

By:
Name:	Scott Feldhacker
Title:	Chief Executive Officer

HOLDER:

By:
Name:
Title: